UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 — Results of Operations and Financial Condition.

STATUS OF OUR PRIVATE OFFERING

We conduct private offerings (each, a “Private Offering”) of our common shares to accredited investors in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. At the closing of each Private Offering, each investor makes a capital commitment (a “Capital Commitment”) to purchase shares of our common stock pursuant to a subscription agreement entered into with us. Investors are required to fund drawdowns to purchase shares of our common stock up to the amount of their respective Capital Commitment on an as-needed basis each time we deliver a drawdown notice to our investors. The initial closing of the Private Offering occurred on August 10, 2018 (the “Initial Closing”). As of December 31, 2018, we had $1.8 billion in total Capital Commitments ($1.5 billion undrawn) from investors, of which $65 million is from entities affiliated with or related to the Adviser ($58.4 million undrawn).

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2018, we had investments in 6 portfolio companies with an aggregate par value of $266.9 million. As of December 31, 2018, based on par value, our portfolio consisted of 81.6% first lien senior secured debt investments, 7.4% second lien senior secured debt investments and 11.0% unsecured debt investments. As of December 31, 2018, 89.0% of the investments based on par value in our portfolio were at floating rates.

Company	Industry	Investment	Interest(1)	Maturity Date	Par*	Percentage of Par
Space Exploration Technologies Corp.	Aerospace and defense	First lien senior secured loan	L + 4.25%	11/21/2025	$25,000	9.4%
Cheese Acquisition, LLC	Buildings and real estate	First lien senior secured loan	L + 4.75%	11/28/2024	14,416	5.4%
Cheese Acquisition, LLC(2)(3)	Buildings and real estate	First lien senior secured delayed draw term loan	L + 4.75%	4/19/2020	—	—%
Cheese Acquisition, LLC(2)	Buildings and real estate	First lien senior secured revolving loan	L + 4.75%	11/28/2023	—	—%
Lightning Midco, LLC (dba Vector Solutions)	Education	First lien senior secured loan	L + 5.50%	11/21/2025	85,258	31.9%
Lightning Midco, LLC (dba Vector Solutions)(2)(3)	Education	First lien senior secured delayed draw term loan	L + 5.50%	11/23/2020	5,472	2.1%
Lightning Midco, LLC (dba Vector Solutions)(2)	Education	First lien senior secured revolving loan	L + 5.50%	11/21/2023	—	—%
Bracket Intermediate Holding Corp.	Healthcare technology	First lien senior secured loan	L + 4.25%	9/5/2025	11,970	4.5%
Bracket Intermediate Holding Corp.	Healthcare technology	Second lien senior secured loan	L + 8.13%	9/5/2026	20,000	7.5%
Gerson Lehrman Group, Inc.	Professional services	First lien senior secured loan	L + 4.25%	12/12/2024	74,797	28.0%
Gerson Lehrman Group, Inc.(2)	Professional services	First lien senior secured revolving loan	L + 4.25%	12/12/2024	—	—%
Uber Technologies, Inc.	Transportation	Unsecured notes	7.50%	11/1/2023	12,000	4.5%
Uber Technologies, Inc.	Transportation	Unsecured notes	8.00%	11/1/2026	18,000	6.7%
Total Investments					$266,913	100.0%

*                  Amounts in thousands

(1)          Interest rates representative of LIBOR borrowing terms per credit agreement.

(2)          Position or portion thereof is an unfunded loan commitment.

(3)          The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.

L - LIBOR

The information set forth above is for informational purposes to provide an initial year-end update only and does not constitute an offer to sell or a solicitation to purchase any security or an offer to provide any advisory services. Any such offer or solicitation shall be made only pursuant to offering and subscription documents which describe risks related to such investment or services as well as other important information. The information set forth above is not intended to be relied upon as the basis for an investment decision.

The information disclosed under this Item 2.02, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

February 8, 2019	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer

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